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                                                                      Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors of
J. C. Penney Funding Corporation:


We consent to incorporation by reference in: (1) the Registration Statement (No. 33-28390) on Form S-8; (2) the Registration Statement (No. 33-59666) on Form S-8; (3) the Registration Statement (No. 33-59668) on Form S-8; (4) the Registration Statement (No. 33-66070) on Form S-8; (5) the Registration Statement (No. 33-66072) on Form S-8; (6) the Registration Statement (No. 33-53275) on Form S-3; (7) the Registration Statement (No. 33-56993) on Form S-8; and (8) the Registration Statement (No. 33-56995) on Form S-8 of J. C. Penney Company, Inc. of our report dated February 23, 1995, relating to the balance sheets of J. C. Penney Funding Corporation as of January 28, 1995, January 29, 1994, and January 30, 1993, and the related statements of income, reinvested earnings, and cash flows for the years then ended, which report appears in the 1994 Annual Report of J. C. Penney Funding Corporation, which Annual Report is incorporated by reference in the Annual Report on Form 10-K of J. C. Penney Funding Corporation for the year ended January 28, 1995.


                                                 /s/ KPMG Peat Marwick LLP

                                                 KPMG Peat Marwick LLP

Dallas, Texas
April 13, 1995